Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 11, 2023, with respect to the consolidated financial statements of Amer Sports, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG AB

Stockholm, Sweden

January 31, 2024